Exhibit 10.15
Execution Copy
THIRD AMENDMENT
          THIRD AMENDMENT, dated as of December 13, 2005 (this “Amendment”), to the Credit Agreement, dated as of May 13, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PP HOLDING CORPORATION, a Delaware corporation (“Holdings”), POLYPORE, INC. (f/k/a PP Acquisition Corporation), a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), GENERAL ELECTRIC CAPITAL CORPORATION, LEHMAN COMMERCIAL PAPER INC. and UBS SECURITIES LLC, as co-documentation agents, BEAR STEARNS CORPORATE LENDING INC., as syndication agent, and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
          WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;
          WHEREAS, the Borrower has requested, and, upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be amended as set forth below;
          NOW, THEREFORE, the parties hereto hereby agree as follows:
          SECTION 1. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          SECTION 2. Amendment to Section 1.1 [Defined Termsl. (a) The “Applicable Percentage” definition is hereby amended by deleting the two left columns of the table set forth therein in their entirety (the columns located under the headings “Eurodollar Spread-Term Loans” and “ABR Spread-Term Loans”) and substituting in lieu thereof the following two columns:

Eurodollar Spread-Term Loans	ABR Spread-Term Loans
3.00%	2.00%
          (b) The “Pricing Grid” definition is hereby amended by deleting the table set forth therein in its entirety and substituting in lieu thereof the following table:

	Eurodollar
	Spread-Revolving	ABR Spread-Revolving
	Loans and Swingline	Loans and Swingline
Leverage Ratio	Loans	Loans
Category 1
Greater than 4.75 to 1.00	3.00%	2.00%

Category 2
Greater than 3.50 to 1.00 but less than or equal to 4.75 to 1.00	2.75%	1.75%

Category 3
Greater than 3.00 to 1.00, but less than or equal to 3.50 to 1.00	2.50%	1.50%

Category 4
Greater than 2.50 to 1.00, but less than or equal to 3.00 to 1.00	2.25%	1.25%

Category 5
Less than or equal to 2.50 to 1.00	2.00%	1.00%
          (c) The “Consolidated EBITDA” definition is hereby amended by (i) deleting the term “and” set forth immediately prior to clause (xvi) and inserting in lieu thereof a “,” and (ii) inserting the following new language at the end of clause (xvi) thereof immediately prior to the word “minus”:”
     “, (xvii) charges related to the shutdown of the cellulosic business incurred during such period not to exceed $15,000,000 with respect to cash charges for all periods (provided, that any increase in Consolidated EBITDA resulting from this clause (xvii) shall not be applicable for determining pricing under the “Applicable Percentage” and “Pricing Grid” definitions) and (xviii) any fees and expenses payable in connection with the Third Amendment”
          (d) The “Excess Cash Flow” definition is hereby amended by (i) deleting the language set forth in clause (b)(vii) in its entirety and substituting in lieu thereof the language: “RESERVED”, (ii) deleting the term “and” set forth immediately after clause (b)(xvii) thereof and inserting in lieu thereof a “,” and (iii) inserting the following language at the end of clause (b)(xviii) thereof:
     “and (xix) to the extent included in determining Consolidated EBITDA pursuant to clause (xvii) of the definition thereof, the amount of cash charges incurred in connection with the shutdown of the cellulosic business.”
          (e) Section 1.1 of the Credit Agreement is hereby further amended by inserting the following defined terms in appropriate alphabetical order:

     “Index Debt Rating”: the rating of senior, unsecured, long-term indebtedness for borrowed money of the Borrower.
     “Moody’s”: Moody’s Investors Service, Inc.
     “Moody’s Ratings Reduction Event”: the occurrence of either of the following events: (i) a downgrade in the Index Debt Rating by Moody’s below the Index Debt Rating by Moody’s in effect on December 13, 2005 or (ii) the failure of Moody’s to have in effect an Index Debt Rating.
     “S&P”: Standard & Poor’s Ratings Services.
     “S&P Ratings Reduction Event”: the occurrence of either of the following events: (i) a downgrade in the Index Debt Rating by S&P below the Index Debt Rating by S&P in effect on December 13, 2005 or (ii) the failure of S&P to have in effect an Index Debt Rating.
     “Third Amendment”: the Third Amendment to this Agreement, dated as of December 13, 2005.
          SECTION 3. Amendment to Section 2.11 [Prepayment of Term Loan Borrowings]. Section 2.1l(a) of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:
     “(a) (i) The Borrower shall pay to the applicable Lenders, through the Administrative Agent, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a “Repayment Date”), a principal amount of the US$ Term Loans (as adjusted from time to time pursuant to Sections 2.1l(c), 2.12, 2.13(e) and 2.23(d)) of each such Lender, which shall be in an amount equal to such Lender’s US$ Term Percentage multiplied by the amount set forth below opposite such installment (together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment):

Repayment Date	Principal Amount
December 30, 2006	$839,258.31
March 31, 2007	$839,258.31
June 30, 2007	$839,258.31
September 29, 2007	$839,258.31
December 29, 2007	$839,258.31
March 29, 2008	$839,258.31
June 28, 2008	$839,258.31
September 27, 2008	$839,258.31
January 3, 2009	$839,258.31
April 4, 2009	$839,258.31
June 27, 2009	$839,258.31
October 3, 2009	$839,258.31
January 2, 2010	$839,258.31
April 3, 2010	$839,258.31
July 3, 2010	$839,258.31
October 2, 2010	$839,258.31
January 1, 2011	$839,258.31
April 2, 2011	$839,258.31

Repayment Date	Principal Amount
July 2, 2011	$839,258.31
October 1, 2011	$839,258.31
Term Loan Maturity Date	$311,364,833.76
     (ii) The Borrower shall pay to the applicable Lenders, through the Administrative Agent, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Repayment Date, a principal amount of the Euro Term Loans (as adjusted from time to time pursuant to Sections 2.11(c), 2.12, 2.13(e) and 2.23(d)) of each such Lender, which shall be in an amount equal to such Lender’s Euro Term Percentage multiplied by the amount set forth below opposite such installment (together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment):

Repayment Date	Principal Amount
December 30, 2006	€81,483.38
March 31, 2007	€81,483.38
June 30, 2007	€81,483.38
September 29, 2007	€81,483.38
December 29, 2007	€81,483.38
March 29, 2008	€81,483.38
June 28, 2008	€81,483.38
September 27, 2008	€81,483.38
January 3, 2009	€81,483.38
April 4, 2009	€81,483.38
June 27, 2009	€81,483.38
October 3, 2009	€81,483.38
January 2, 2010	€81,483.38
April 3, 2010	€81,483.38
July 3, 2010	€81,483.38
October 2, 2010	€81,483.38
January 1, 2011	€81,483.38
April 2, 2011	€81,483.38
July 2, 2011	€81,483.38
October 1, 2011	€81,483.38
Term Loan Maturity Date	€30,230,332.48
          SECTION 4. Amendment to Section 2.13 [Mandatory Prepayments]. Section 2.13 of the Credit Agreement is hereby amended by deleting Section 2.13(c) in its entirety and substituting in lieu thereof the following:
     “(c) No later than 90 days after the end of each fiscal year of the Borrower, the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(e) in an aggregate principal amount equal to (x) with respect to each fiscal year ended on or before December 29, 2007, 75% of Excess Cash Flow for the fiscal year then ended and (y) with respect to each fiscal year thereafter, 50% of Excess Cash Flow for the fiscal year then ended; provided, however, that, with respect to clause (y) above (but not clause (x)), (A) in the event the Leverage Ratio at the end of any such fiscal year was equal to or less than 3.75 to 1.00 and greater than 3.25 to 1.00, then such amount shall be reduced to 25% of such Excess Cash Flow and (B) in the event the Leverage Ratio at the end of any such fiscal year was equal to or less than 3.25 to 1.00, no such prepayment shall be required.”

          SECTION 5. Amendment to Article II [The Credits]. Article II of the Credit Agreement is hereby amended by inserting the following new Sections in appropriate numerical order:
     “SECTION 2.24. Pricing Increase Upon a Ratings Reduction Event. Notwithstanding anything set forth herein to the contrary, it is understood and agreed that the interest rate otherwise applicable to any Loan hereunder shall be increased by (a) 0.25% per annum, for so long as either a Moody’s Ratings Reduction Event or an S&P Ratings Reduction Event has occurred and is continuing or (b) 0.50% per annum, for so long as both a Moody’s Ratings Reduction Event and an S&P Ratings Reduction Event has occurred and is continuing.
     SECTION 2.25. Prepayment Fees. In the event that, on or before December 13, 2007 (x) any prepayment of the Term Loans is made pursuant to Section 2.13(d) or (y) the Borrower optionally prepays the Term Loans with the proceeds from an incurrence of Indebtedness, the Borrower shall pay to each Term Lender a fee in an amount equal to the product of (a) 1.00% and (b) the principal amount of the Term Loans of such Lender so prepaid.”
          SECTION 6. Amendment to Section 6.4 [Investments, Loans and Advances]. Section 6.4 of the Credit Agreement is hereby amended by (i) deleting the first two lines set forth in clause (c) thereof immediately prior to the first proviso therein and substituting in lieu thereof the language: “loans or advances made by the Borrower or any Subsidiary to the Borrower or any other Subsidiary”, (ii) deleting the “,” at the end of clause (c)(i) and substituting in lieu thereof the word “and”, (iii) deleting the word “and” immediately before clause (c)(iii) and substituting in lieu thereof a “.” and (iv) deleting clause (c)(iii) thereof in its entirety.
          SECTION 7. Amendment to Section 6.6 [Restricted Payments: Restrictive Agreements]. Section 6.6 of the Credit Agreement is hereby amended by deleting clauses (a)(iii) through (a)(vii) thereof in their entirety and substituting in lieu thereof the following:
          "(iii) [RESERVED];
     (iv) the Borrower and Holdings may make Restricted Payments to Holdings and/or Parent (x) the proceeds of which shall be applied by Holdings and/or Parent to pay out of pocket general corporate and overhead expenses incurred by Holdings and/or Parent not to exceed $2,500,000 during any fiscal year of the Borrower and (y) in the form of Tax Payments, to the extent directly attributable to (or arising as a result of) the operations of the Borrower and the Subsidiaries; provided, however, that (A) the amount of such dividends shall not exceed the amount that the Borrower and the Subsidiaries would be required to pay in respect of Federal, State and local taxes were the Borrower and the Subsidiaries to pay such taxes as stand-alone taxpayers, (B) all Restricted Payments made to Holdings and/or Parent pursuant to this clause (iv) are used by Holdings and/or Parent for the purposes specified herein within 20 days of the receipt thereof and (C) in the case of any Restricted Payment made to Holdings pursuant to this clause (iv), Holdings owns, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrower at the time of such Restricted Payment;
     (v) in addition to the foregoing Restricted Payments and so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments to Holdings the proceeds of which may be utilized by Holdings to make additional Restricted Payments, in an aggregate amount not to exceed 100% of Cumulative Excess Cash Flow that is Not Otherwise Applied if the Leverage Ratio as of the last day of any period of four fiscal quarters ending on or after April 4, 2009 (after giving pro forma effect to such additional Restricted Payments) was less than 3.25 to 1.00; provided, that, for the avoidance of doubt, no Restricted Payments may be made under this Section 6.6(a)(v) on or before April 4, 2009;
     (vi) [RESERVED]; and
     (vii) Holdings, the Borrower and its Subsidiaries may make additional Restricted Payments not in excess of $5,000,000 in the aggregate so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom.”
          SECTION 8. Amendment to Section 6.11 [Interest Coverage Ratio]. Section 6.11 of the Credit Agreement is hereby amended by deleting the table set forth therein in its entirety and substituting in lieu thereof the following table:

Date or Period	Ratio
October 2, 2004 through October 1, 2005	2.25 to 1.00
December 31, 2005	1.90 to 1.00
April 1, 2006 through March 31, 2007	1.70 to 1.00
June 30, 2007	1.75 to 1.00
September 29, 2007 through June 28, 2008	1.90 to 1.00
September 27, 2008 through January 3, 2009	2.00 to 1.00
January 4, 2009 through January 2, 2010	2.75 to 1.00
April 3, 2010 and each fiscal quarter thereafter	3.00 to 1.00
          SECTION 9. Amendment to Section 6.12 [Maximum Leverage Ratio]. Section 6.12 of the Credit Agreement is hereby amended by deleting the table set forth therein in its entirety and substituting in lieu thereof the following table:

Date or Period	Ratio
October 1, 2005	6.00 to 1.00
December 31, 2005	6.50 to 1.00
April 1, 2006 through March 31, 2007	6.90 to 1.00
June 30, 2007	6.75 to 1.00
September 29, 2007	6.50 to 1.00
December 29, 2007	6.25 to 1.00
March 29, 2008	6.00 to 1.00
June 28, 2008	5.75 to 1.00
September 27, 2008 through January 3, 2009	5.50 to 1.00
January 4, 2009 through October 3, 2009	4.25 to 1.00
January 2, 2010 and each fiscal quarter thereafter	4.00 to 1.00

          SECTION 10. Amendment to Article 9 of the Credit Agreement. Article 9 of the Credit Agreement is hereby amended by inserting the following new Section in appropriate numerical order:
     “SECTION 9.20. Testing of Financial Covenants. Notwithstanding anything to the contrary contained herein, it is hereby understood and agreed that each of the Leverage Ratio and the Interest Coverage Ratio shall, in addition to the dates on which this Agreement otherwise sets forth for the calculation of such financial covenants, be tested on January 4, 2009; provided, that (i) for the purposes of calculating the Leverage Ratio and the Interest Coverage Ratio as of such date, Consolidated EBITDA shall be calculated based on the four fiscal quarters of the Borrower ending September 27, 2008, (ii) for the purpose of calculating the Leverage Ratio as of such date, total Indebtedness of the Borrower and its Subsidiaries shall be calculated as of January 4, 2009, (iii) for the purpose of calculating the Interest Coverage Ratio as of such date, Consolidated Interest Expense shall be calculated based on the four fiscal quarters of the Borrower ending September 27,2008, (iv) on or before January 5, 2009, a Financial Officer of the Borrower shall deliver a certificate setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with such financial covenants, and (v) for the avoidance of doubt, there shall be no Default or Event of Default with respect to any noncompliance with the Leverage Ratio and the Interest Coverage Ratio being tested pursuant to this Section 9.20 until on or after January 4, 2009.”
          SECTION 11. Conditions to Effectiveness of Amendment. The amendments set forth herein shall be effective on the date on which all of the following conditions precedent have been satisfied or waived:
     (i) the Administrative Agent (or its counsel) shall have received a counterpart of this Amendment, executed and delivered by a duly authorized officer of each of (A) Holdings, (B) the Borrower and (C) the Required Lenders;
     (ii) the Administrative Agent shall have received, for the account of each Lender executing this Amendment on or prior to December 13, 2005, an amendment fee in an amount equal to 0.25% of the sum of (i) such executing Lender’s Term Loans then outstanding and (ii) such executing Lender’s Revolving Credit Commitment then in effect;
     (iii) the Borrower shall have paid all fees and expenses of the Administrative Agent, including (i) fees separately agreed between the Borrower and the Administrative Agent and (ii) the reasonable fees and expenses of counsel to the Administrative Agent; and
     (iv) after giving effect to the Amendment, no Default or Event of Default shall have occurred and be continuing.

          SECTION 12. Representations and Warranties. Each of the representations and warranties made by each of Holdings and the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date hereof as if made as of the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date; provided, that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.
          SECTION 13. Effect on the Loan Documents. (a) Except as specifically amended above, the Credit Agreement and all other Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
          (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
          SECTION 14. Expenses. Holdings and the Borrower agree to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transaction contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
          SECTION 15. Affirmation of Guaranty and Credit Agreement. The Guarantors hereby consent to this Amendment and hereby confirm, reaffirm and restate that their obligations under or in respect of the Credit Agreement and the documents related thereto to which they are a party are and shall remain in full force and effect after giving effect to the foregoing Amendment.
          SECTION 16. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 17. Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

PP HOLDING CORPORATION
By:	/s/ Lynn K. Amos
	Name:	Lynn K. Amos
	Title:	CFO

POLYPORE, INC., as Borrower
By:	/s/ Lynn K. Amos
	Name:	Lynn K. Amos
	Title:	CFO

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender
By:	/s/ Peter A. Dedousis
	Name:	Peter A. Dedousis
	Title:	Managing Director

BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent and a Lender
By:	/s/ Victor Bulzacchelli
	Name:	Victor Bulzacchelli
	Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Documentation Agent and a Lender
By:	/s/ Marie G. Mollo
	Name:	Marie G. Mollo
	Title:	Duly Authorized Signatory

LEHMAN COMMERCIAL PAPER INC., as Co-Documentation Agent and a Lender
By:
Name:
Title:

ACKNOWLEDGEMENT AND CONSENT
          Each of the undersigned Subsidiary Guarantors hereby acknowledges and consents to the foregoing Amendment.

DARAMIC, LLC
By:	/s/ Lynn K. Amos
	Name:	Lynn K. Amos
	Title:	CFO

DARAMIC INTERNATIONAL, INC.
By:	/s/ Lynn K. Amos
	Name:	Lynn K. Amos
	Title:	CFO

POLYPORE HOLDINGS, INC.
By:	/s/ Lynn K. Amos
	Name:	Lynn K. Amos
	Title:	CFO

CELGARD, LLC
By:	/s/ Lynn K. Amos
	Name:	Lynn K. Amos
	Title:	CFO

DARAMIC ASIA, INC.
By:	/s/ Lynn K. Amos
	Name:	Lynn K. Amos
	Title:	CFO